UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	February 11, 2026

VerifyMe, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39332	23-3023677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 International Parkway, Fifth Floor, Lake Mary, Florida		32746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(585) 736-9400

_____________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VRME	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On February 11, 2026, VerifyMe, Inc., Nevada corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with VRME Subsidiary Corp., a Nevada corporation and wholly owned subsidiary of the Company (“Merger Sub”) and Open World Ltd., a Cayman Islands exempted company (“Open World”). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, Merger Sub will merge with and into Open World, Merger Sub will cease to exist and Open World will become a wholly-owned subsidiary of the Company (the “Merger”). At the effective time of the Merger (the “Effective Time”), (i) each holder of ordinary shares of Open World outstanding immediately prior to the effective time of the Merger (excluding holders of Dissenting Shares, as defined in the Merger Agreement) will be entitled to receive the number of shares of common stock of the Company, par value $0.001 per share (the “Company Common Stock”), based on the Exchange Ratio as defined in the Merger Agreement (the “Exchange Ratio”), (ii) each investor in Open World Simple Agreements for Future Equity (“Open World SAFEs”) outstanding immediately prior to the Effective Time will be entitled to receive a right to a number of shares of Company Common Stock based on the Exchange Ratio and (iii) any outstanding option to purchase shares of Open World shall be converted into an option to purchase the number of shares of Company Common Stock based on the Exchange Ratio.

Immediately following the closing of the Merger (the “Closing), pre-Closing stockholders of the Company are expected to collectively retain approximately 10% of the post-Closing aggregate number of shares of Company Common Stock and holders of Open World ordinary shares and Open World SAFEs will receive as merger consideration newly issued shares of Company Common Stock representing approximately 90% of the post-Closing aggregate number of shares of Company Common Stock.

The Merger Agreement contains customary representations, warranties and covenants of the Company, Merger Sub and Open World, including, among others, (i) covenants requiring each of the Company and Open World to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the Closing or earlier termination of the Merger Agreement, subject to certain exceptions, (ii) covenants prohibiting the Company and Open World from engaging in certain kinds of transactions during such period (without the prior written consent of the other), and (iii) a covenant restricting the Company and Open World from activities relating to the soliciting, initiating, encouraging, inducing or facilitating the communication, making, submission or announcement of any alternative acquisition proposals or inquiries.

The Merger Agreement also requires the Company, in cooperation with the Open World, to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will contain a proxy statement relating to a Company stockholder meeting to be held in connection with the Merger (the “Registration Statement”) and pursuant to which shares of Company Common Stock will be registered under the Securities Act of 1933, as amended (the “Securities Act”), to be issued by virtue of the Merger and the contemplated transactions thereunder. The Company shall use its reasonable best efforts to (i) cause the Registration Statement to comply with applicable rules and regulations promulgated by the SEC, (ii) cause the Registration Statement to become effective as promptly as practicable, and (iii) keep the Registration Statement effective as long as is necessary to consummate the Merger and the contemplated transactions thereunder. In addition, under the Merger Agreement, the parties agreed to other customary provisions including (i) obtaining requisite stockholder approval to consummate the Merger and the contemplated transactions thereunder, (ii) obtaining regulatory approvals from relevant governmental authorities, (iii) indemnifying the directors and officers of the Company for a period of six years following the Closing, (iv) completing certain disclosure obligations required by the SEC and listing requirements promulgated by the Nasdaq Capital Market (“Nasdaq”), (v) electing or appointing to the positions of officers and directors of Company and the surviving corporation certain persons designated by Open World, and (vi) executing employment agreements between the Company and Adam Stedham and Jennifer Cola.

Pursuant to Merger Agreement, the Company has also agreed to enter into a Registration Rights Agreement and an Exchange Agent Agreement in forms reasonably acceptable to Open World and the Company at Closing.

Closing of the Merger is subject to various customary closing conditions. Each party’s obligations to effect the Merger and otherwise consummate the contemplated transactions thereunder are conditioned upon (i) the effectiveness of the Registration Statement on Form S-4, (ii) expiration or termination of applicable regulatory waiting periods, (iii) no restraints from any governmental authority preventing the consummation of the contemplated transactions under the Merger Agreement, (iv) the Company and Open World obtaining their respective requisite stockholder votes to consummate the transactions contemplated by the Merger Agreement, (v) the Company causing its PeriShip subsidiary to terminate its current credit facility, (vi) the Company effectuating a reverse stock split upon the request of Open World, (vii) Nasdaq’s approval of the Company’s Nasdaq listing application for the post-Merger entity, (viii) receipt of written approval of the Merger by the Cayman Islands Trade and Business Licensing Board, and (ix) execution of the Registration Rights Agreement. The Company’s and Merger Sub’s obligations to effect the Merger and otherwise consummate the contemplated transactions thereunder are further conditioned upon customary closing conditions. Open World’s obligations to effect the Merger and otherwise consummate the contemplated transactions thereunder are further conditioned upon customary closing conditions as well as (i) the Company having Closing Net Cash, as defined in the Merger Agreement, of no less than $1 million, and (ii) the Company Common Stock having not been delisted from Nasdaq.

In connection with and subject to the Closing of the Merger, outstanding time-based and performance-based restricted stock awards and restricted stock units held by certain employees and directors of the Company at Closing will accelerate and vest, regardless of any performance conditions, at the Effective Time.

At the Closing of the Merger, pursuant to the Merger Agreement, each of David Edmonds, Marshall Geller, Howard Goldberg, and Adam Stedham are expected to resign as directors on the Company’s board of directors (the “Board”).

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Stockholder Support Agreements

In connection with the Merger Agreement, certain stockholders of the Company representing approximately 14% or more of the voting power in the aggregate of the Company Common Stock, including the Company’s directors and officers (the “Supporting Stockholders”), executed Stockholder Support Agreements (the “Support Agreements”), pursuant to which they agreed to vote their shares of Company Common Stock, including any shares of capital stock or other equity securities of the Company that they purchase or with respect to which they otherwise acquire sole or shared voting power (including any proxy) (the “Support Agreement Shares”) after the execution of Support Agreement and prior to its expiration pursuant to its terms, in favor of the issuance of Company Common Stock in accordance with Nasdaq Listing Rule 5635 (the “Issuance Proposal”), (ii) any matter that could reasonably be expected to facilitate the Issuance Proposal, (iii) against any other proposed action, agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the approval or consummation of the Issuance Proposal or the consummation of any or all of the other transactions contemplated by the Merger Agreement; and (iv) to approve any proposal to adjourn or postpone the meeting to a later date, if there are not sufficient votes for the approval of the Issuance Proposal on the date on which such meeting is held.

The Support Agreements also contain restrictions on transfer of Support Agreement Shares held by the Supporting Stockholders. The Support Agreements will terminate upon the earliest to occur of the following events: (a) the effective time of the approval of the Issuance Proposal, (b) the termination of the Merger Agreement in accordance with its terms or (c) upon mutual written agreement of the parties to the Support Agreements.

The foregoing description of the Support Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the form of Support Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Important Statement Regarding the Merger Agreement

The Merger Agreement and the agreements and forms of agreements contemplated thereunder have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the parties or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by the Company and Merger Sub, on the one hand, and by Open World on the other hand, made solely for the benefit of the other. The Company’s stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions of those provisions, as characterizations of the actual state of facts or conditions of the parties to the Merger Agreement or any of their respective subsidiaries or affiliates. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules delivered by each party in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders or may have been used for the purpose of allocating risk between the Company and Merger Sub, on the one hand, and Open World, on the other hand. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about the Company, Merger Sub or Open World at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Important Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file the Registration Statement to register the shares of Company Common Stock to be issued in connection with the proposed transaction. The Registration Statement will include a proxy statement/prospectus, which, once declared effective by the SEC, will be sent to the Company’s stockholders seeking their approval of their respective transaction-related proposals. The Merger Agreement and the agreements and forms of agreements contemplated thereunder should not be read alone but should instead be read in conjunction with the other information regarding the Merger Agreement, the Company, the Merger Sub, Open World, and their respective affiliates and respective businesses, that will be contained in, or incorporated by reference into, the Registration Statement and the proxy statement/prospectus of the Company, as well as in the Forms 10-K, Forms 10-Q and other filings that the Company makes with the SEC. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE REGISTRATION STATEMENT AND THE RELATED PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE MERGER SUB, OPEN WORLD, THE MERGER AND RELATED MATTERS.

Investors and stockholders will be able to obtain free copies of the Registration Statement, including the proxy statement/prospectus contained therein, and other documents filed by the Company with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the Registration Statement, including the proxy statement/prospectus contained therein, and other documents filed by the Company with the SEC by contacting the Company by mail at VerifyMe, Inc., 801 International Parkway, Fifth Floor, Lake Mary, Florida 32746, Attention: Corporate Secretary. Investors and stockholders are urged to read the Registration Statement and the other relevant materials when they become available and before making any investment decision with respect to the Merger.

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders with respect to the proposed transaction under the rules of the SEC. Information about the Company's directors and executive officers and their ownership of the Company's securities is set forth in the Company's Revised Definitive Proxy Statement on Schedule 14A for its 2025 annual meeting of stockholders, filed with the SEC on September 8, 2025 (the “2025 Proxy”). To the extent that holdings of Company securities have changed since the amounts printed in the 2025 Proxy, such changes have been or will be reflected on Statements of Change in Ownership on Form 3 or Form 4 filed with the SEC. Additional information regarding the identity of participants in the solicitation of proxies, and a description of their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement/prospectus and other materials to be filed with the SEC in connection with the proposed transaction when they become available.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item 1.02	Termination of a Material Definitive Agreement

As previously disclosed, on March 6, 2025, the Company entered into an At-The-Market Sales Agreement (the “Sales Agreement”) with Roth Capital Partners, LLC (the “Sales Agent”), pursuant to which the Company could issue and sell, from time to time, shares of its common stock up to an aggregate offering price of $15.8 million (the “ATM Program”).

On February 11, 2026, the Company provided the Sales Agent written notice of its decision to terminate the ATM Program and pursuant to Section 12(b) of the Sales Agreement, the ATM Program and Sales Agreement will terminate on February 16, 2026.

Following the termination of the Sales Agreement, the Company may not offer or sell any additional shares of Common Stock under the Sales Agreement. From March 6, 2025, and as of the date of this filing the Company has not sold any shares of common stock through the ATM Program.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 13, 2025, and is incorporated by reference herein.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreement with Adam Stedham

In connection with the Merger Agreement, on February 11, 2026, the Company entered into an Amended and Restated Employment Agreement with Adam Stedham, effective as of the Effective Time of the Merger. As of the Effective Time, and subject to the Closing of the Merger, Mr. Stedham is expected to resign as a director, Chief Executive Officer and President to become the President of Precision Logistics (the “Stedham Employment Agreement”). Mr. Stedham’s expected resignation as a director, Chief Executive Officer and President is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

For additional information about Mr. Stedham, please see the information concerning Mr. Stedham set forth under the heading “Proposal One: Election of Directors” in the 2025 Proxy, which was filed with the Commission on September 8, 2025, and which information about Mr. Stedham is hereby incorporated by reference.

Pursuant to the Stedham Employment Agreement, Mr. Stedham will receive an annual base salary of $300,000 and be eligible for an annual bonus for each calendar year, with a potential up to 50% of his base salary based on performance goals set by the Board of Directors each year. Mr. Stedham shall be eligible to receive equity-based compensation award(s), as determined by the Board (or a subcommittee thereof), from time to time.

The Stedham Employment Agreement is for an initial term of one year and will thereafter be “at-will”, and may be terminated by either party during the initial term. If terminated by Mr. Stedham for good reason, or by the Company without cause prior to the 6-month anniversary of the Effective Time, then Mr. Stedham shall be entitled to an amount equal to his Base Salary that would have otherwise been paid until the conclusion of the initial term. If the qualifying termination occurs after the 6-month anniversary of the Effective Time, then Mr. Stedham shall be entitled to an amount equal to six (6) months of his Base Salary.

Employment Agreement with Jennifer Cola

In connection with the Merger Agreement, on February 11, 2026, the Company entered into an Employment Agreement with Jennifer Cola, effective as of the Effective Time. As of the Effective Time, and subject to the Closing of the Merger, Ms. Cola is expected to continue in her position as Chief Financial Officer of the Company (the “Cola Employment Agreement”).

For additional information about Ms. Cola, please see the information concerning Ms. Cola set forth under the heading “Management and Executive Officers” in the 2025 Proxy, which was filed with the Commission on September 8, 2025, and which information about Ms. Cola is hereby incorporated by reference.

Pursuant to the Cola Employment Agreement, Ms. Cola will receive an annual base salary of $180,000 and be eligible for an annual bonus for each calendar year ending during the employment period, with a potential up to 50% of her base salary based on performance goals set by the Board of Directors each year. Ms. Cola shall be eligible to receive equity-based compensation award(s), as determined by the Board (or a subcommittee thereof), from time to time. In addition, in connection with and subject to entering into the Cola Employment Agreement, the Compensation Committee of the Board approved the grant on the Effective Time of 130,000 restricted stock awards under the Company’s 2020 equity incentive plan, which shall vest on the Effective Time.

The Cola Employment Agreement is for an initial term of one year and will thereafter be “at-will”, and may be terminated by either party during the initial term. If terminated by Ms. Cola for good reason, or by the Company without cause prior to the 6-month anniversary of the Effective Time, then Ms. Cola shall be entitled to an amount equal to her Base Salary that would have otherwise been paid until the conclusion of the initial term. If the qualifying termination occurs after the 6-month anniversary of the Effective Time, then Ms. Cola shall be entitled to an amount equal to six (6) months of her Base Salary.

Other than as disclosed in Item 1.01 and this Item 5.02, there are no arrangements or understandings between Mr. Stedham, Ms. Cola, or any other person pursuant to which he or she was appointed as the President of Precision Logistics and Chief Financial Officer of the Company, respectively. Neither Mr. Stedham, nor Ms. Cola, nor any of his or her immediate family has been a party to any transaction with the Company, nor is any such transaction currently proposed, that would be reportable under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Stedham or Ms. Cola, and any of the directors and executive officers of the Company.

The foregoing description of the Stedham Employment Agreement and Cola Employment Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Stedham Employment Agreement and Cola Employment Agreement, which are attached as Exhibit 10.3 and 10.4 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Jennifer Cola Severance Period

In connection with the Merger, on February 11, 2026, the Board approved the grant of a severance period for Ms. Cola effective immediately and which will expire upon the Effective Time of the Merger (the “Severance Period”), whereby Ms. Cola will receive a continuation of her base salary and benefits for a period of six months if she is terminated without cause during the Severance Period.

Acceleration of Restricted Stock Units

On February 11, 2026, the Compensation Committee of the Board approved the accelerated vesting of 550,000 unvested performance-based restricted stock units granted to Mr. Stedham on June 19, 2023; 24,000 unvested restricted stock units granted to Ms. Cola on May 19, 2025; 75,000 unvested performance-based restricted stock units granted to Fred G. Volk, III on June 30, 2024; and 120,000 unvested performance-based restricted stock units granted to Nancy Meyers on July 20, 2023. As approved by the Compensation Committee, each award shall vest and be payable in shares of Company Common Stock upon the earliest to occur of (i) Effective Time of the Merger or (ii) September 30, 2026, regardless of whether any performance conditions of such awards have been met, unless such awards have vested prior to such time pursuant to their terms.

Item 7.01. Regulation FD Disclosure.

Attached as Exhibit 99.1 is a copy of the joint press release issued by the Company and Open World on February 12, 2026 announcing the entry into the Merger Agreement.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished, shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except as expressly set forth by specific reference in such a filing.

Cautionary Note regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “shall,” “should,” “intend,” and other words of similar meaning. Examples of forward-looking statements include, among others, statements regarding the closing and effective time of the Merger, the timing and filing of a Registration Statement on Form S-4 and related proxy materials, the timing and effectiveness of employment agreements with Mr. Stedham and Ms. Cola, and the accelerated vesting of certain restricted stock units. Each forward-looking statement contained in this Current Report on Form 8-K (and the associated exhibits attached hereto) is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include, among others, the following: (1) the occurrence of any event, change, or other circumstances that could give rise to the termination of the Merger Agreement or could otherwise cause the transaction to fail to close, including the failure to obtain stockholder approval necessary to complete the Merger; (2) the institution or outcome of any legal proceedings that may be instituted against the Company or Open World following the announcement of the Merger Agreement and the transactions contemplated therein; (3) the inability of the parties to complete the proposed business combination, including due to failure to obtain approval of the securityholders of the Company, certain regulatory approvals, or satisfy other conditions to closing in the Merger Agreement; (4) the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the proposed business combination; (5) the ability to recognize the anticipated benefits of the proposed business combination; (6) costs related to the proposed business combination; (7) changes in applicable laws or regulations; and (8) the risks and uncertainties identified under the headings “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 12, 2025 (as amended), and “Item 1A. Risk Factors” in the Company’s subsequently filed Quarterly Reports on Form 10-Q, as well as other information the Company has or may file with the SEC, including those disclosed under Item 8.01 of this Current Report on Form 8-K.

We caution investors not to place considerable reliance on the forward-looking statements contained in this Current Report on Form 8-K (and the associated exhibits attached hereto). You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements except as required by applicable law. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should consider these risks and uncertainties. We do not give any assurance that the Company will achieve its expectations by the transactions contemplated in the Merger Agreement or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger dated February 11, 2026, by and among VerifyMe, Inc., VRME Subsidiary Corp., and Open World, Ltd.
10.1*	Form of Company Stockholder Support Agreement dated February 11, 2026
10.2#*	Amended and Restated Employment Agreement with Adam Stedham dated February 11, 2026 and subject to effectiveness
10.3#*	Employment Agreement with Jennifer Cola dated February 11, 2026 and subject to effectiveness
99.1	Press Release dated February 12, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission or its staff upon request.

# Denotes management compensation plan or contract

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VerifyMe, Inc.

Date: February 12, 2026	By:	/s/ Adam Stedham
Adam Stedham
Chief Executive Officer